Exhibit 1.01

DSP Group, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2020

Overview

This report has been prepared by DSP Group, Inc. (the “Company,” “DSP Group,” “we” , “our” or “us”) pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. As permitted by the Rule, this report has not been subject to an independent private sector audit. DSP Group’s Conflict Minerals Program and processes are aimed at enabling safe and responsible sourcing so as to enhance the observance of human and labor rights without eliminating sourcing from the Democratic Republic of Congo (“DRC”) and the adjoining countries which are Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, the Republic of South Sudan, Tanzania, Uganda and Zambia (collectively, the “Covered Countries”). Our Conflict Minerals Program and commitment towards responsible sourcing are communicated and implemented throughout our supply chain through our Conflict Minerals Policy, which is publicly available in the “Governance” section of the Investor Relations page of the Company’s website at: http://ir.dspg.com/governance/highlights, as well as through our Labor & Human Rights Policy, which is publicly available in the “Governance” section of the Investor Relations page of the Company’s website at: http://ir.dspg.com/governance/highlights. "As part of the company's desire to take responsibility for and concern themselves with human rights issues, we decided to review the company's supply chain according to the EU regulation's guidance, and within that have included conflict-affected or high-risk areas ("CAHRAs") when approaching suppliers for information". In addition to engaging in communication with our suppliers and relevant stakeholders regarding our expectations for responsible sourcing, we conduct relevant due diligence on the chain of custody of the relevant conflict minerals, which are specified as gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, the “Conflict Minerals” or “3TG”) in our supply chain according to the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (2016) and related Supplements (the “OECD Due Diligence Guidance”), as well as verification of declarations received from our suppliers based on third part audit body (the “Third Party Audit”) sources, such as the Responsible Minerals Initiative (“RMI”) and the London Bullion Market Association (“LBMA”).

As per our Conflicts Minerals supply chain due diligence efforts for 2020, all of the smelters or refiners (“SoRs”) reported by our direct suppliers received a “conflict-free” designation under the RMI’s Responsible Minerals Assurance Program (RMAP), and have undergone a Third Party Audit whereby the “conflict-free” designation of the SoRs are verified against the list of facilities that received a "conflict-free" designation from the RMI's RMAP.

Applicability of the Conflict Minerals Rule to the Company and Our Products

The Rule requires disclosure of certain information in a Form SD and Conflict Minerals Report when a company manufactures or contracts to manufacture products for which Conflicts Minerals are necessary to the functionality or production of those products. As per the Rule, if a company has a reason to believe that the necessary minerals originated from the DRC or the Covered Countries, it should perform due diligence on its supply chain to determine, with the closest degree of accuracy, the origin or likely origin of the necessary Conflict Minerals – also known as a reasonable country of origin (the “RCOI”) inquiry. The RCOI inquiry is conducted in order to determine if any of the necessary Conflict Minerals supplied to the company originated or potentially originated in facilities located in the DRC or the Covered Countries, and if the supply of those minerals directly or indirectly fund or benefit the armed conflict on-going in that region.

The Company is a fabless semiconductor company offering advanced chipset solutions for a variety of voice, audio, video and data applications. The Company is a worldwide leader in the short-range wireless communication market, enabling home and business networking convergence for voice, audio, video and data. The Company sells its products through distributors and directly to OEMs and ODMs, which incorporate its products into consumer products for the worldwide residential and wireless communications markets, and enterprise products for the worldwide office communications market.

The performance and functionality requirements imposed by the Company’s products, which were contracted to be manufactured in 2020, (collectively, the “Subject Products”) require the use of advanced or sensitive materials that include a certain amount of the necessary Conflict Minerals.

Supply Chain Overview

The Company conducted an analysis of whether the Conflict Minerals are necessary to the functionality or production of the Subject Products and found that a certain amount of 3TG is necessary to the functionality or production of the Subject Products. However, the Company is a fabless company and does not manufacture any products. In addition, the Company is a downstream company, i.e. the Company or its suppliers purchase 3TG-related materials after processing by SoRs. Therefore, it does not purchase any 3TG for the components within the Subject Products directly from SoRs. Rather, the Company contracts with various semiconductor manufacturers to manufacture its products, and they acquire the components necessary for the manufacture of the Subject Products from suppliers. The Company must therefore rely on its direct suppliers and manufacturers to provide information regarding the origins or likely origins of the necessary 3TG used in the Company’s Subject Products. The Company has, and maintains, a transparent relationship with its direct suppliers regarding responsible sourcing expectations; however, these suppliers are generally multiple tiers removed from the 3TG mines themselves. Therefore, the Company relies on its direct suppliers to work with their upstream suppliers so that they may provide the Company with accurate information, which is verified based on records of audited SoRs issued by Third Party Audit bodies, such as the RMI, regarding the origins or likely origins of the 3TG in the Subject Products. The Company requires its direct suppliers to provide it with the necessary 3TG information as part of its annual supply chain due diligence process according to the Company's Conflict Minerals Policy, and other relevant responsible sourcing policies such as its Labor & Human Rights Policy.

Reasonable Country of Origin Inquiry

Our RCOI efforts are an integral part of the Company’s minerals supply chain due diligence process. The purpose of this phase is to determine whether the Conflict Minerals that are necessary to the functionality or production of our Subject Products originate or likely originate in the DRC or Covered Countries and whether it is possible to assign them a "conflict-free" designation as per Third Party Audit bodies such as the RMI’s RMAP for SoRs of Conflict Minerals and the LBMA. The Company identified the relevant direct suppliers for the RCOI process based on a list that was prepared by the Company’s production planning group. An additional review of the list of relevant direct suppliers was performed by the engineering and purchasing departments along with the Company’s Corporate Vice President of Operations. The total number of relevant suppliers was nine, which was then segmented into the following categories according to the type of material each supplier provides: Fab (three suppliers), Assembly and Bumping (four suppliers), Modules (one supplier), and Other (one supplier). The nine suppliers on the list were examined by the engineering and purchasing teams to determine if they provide components that contain Conflict Minerals. Based on the surveys collected from our direct suppliers, the Company stipulates that it has 239 SoR in its mineral supply chain for the sourcing of the necessary Conflict Minerals. A list of the SoRs reported by our direct suppliers for 2020 is indicated in Annex I of this report.

The Company contacted all nine direct suppliers which are deemed in-scope vendors for its Conflict Minerals due diligence purposes (collectively, the “Surveyed Suppliers”).

The Company requested that all Surveyed Suppliers provide information regarding the origins or likely origins of the 3TG and identified SoRs using the RMI’s CMRT. The Company believes that requesting the Surveyed Suppliers to complete the latest version of the CMRT represents its reasonable and best efforts to determine the mines and/or locations of origin of the necessary 3TG in its supply chain. As part of the Company’s annual meeting with its suppliers, it reviews their Conflict Minerals and responsible sourcing materials and policy, and endeavors to educate them on best practices for conducting a supply chain inquiry based on our expectations and the OECD Due Diligence Guidance. In addition, we expect all of our direct suppliers to uphold the highest respect for human rights and labor practices in their business and with their stakeholders, as stipulated in our Labor & Human Rights Policy.

The Company’s supplier engagement process included solicitation of survey responses from all Surveyed Suppliers and an assessment of such suppliers’ responses, including the identification of inconsistent, incomplete or inaccurate responses. The Company received completed CMRTs from all Surveyed Suppliers and the response rate from Surveyed Suppliers was 100%. In addition, we performed supplier follow-up, including an analysis of their submission compared to our expectations for responsible sourcing. We also compared suppliers’ responses against the list of facilities that received a "conflict-free" designation from the RMI's RMAP for SoRs and the documented Country of Origin information for the SoRs reported therein. In 2020, all of the 239 SoRs reported within our supply chain have received a “conflict-free” designation under RMI’s RMAPs.

According to the findings of the RCOI and conclusion of our RCOI efforts, the Company conducted supply chain due diligence, the findings of which are detailed in this Conflict Minerals Report. The boundaries and extent of the RCOI inquiry are established in the due diligence management systems, and the efforts to determine the RCOI of the necessary Conflict Minerals is implemented in unison with the due diligence steps. Therefore, there is overlap between RCOI efforts and the due diligence measures employed.

Design of Due Diligence

The Company’s due diligence measures have been designed to conform, in all material respects, with the due diligence framework presented by the OECD in the publication OECD (2016) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing and the related supplements for 3TG (collectively, the “OECD Due Diligence Guidance”). In accordance with the OECD Due Diligence Guidance, DSP Group believes that it constitutes a "downstream" company as DSP Group is a fabless company and its direct suppliers purchase 3TG-related materials following initial processing by SoRs. Accordingly, we designed our due diligence measures according to the recommendations of the OECD Guidance for downstream companies that have no direct relationships to smelters or refiners

Due Diligence Performed

Pursuant to the Rule, the Company performed due diligence on the source and origins of the 3TG in the Subject Products.

The due diligence measures the Company performed are presented below in accordance with the five-step framework established by the OECD.

Step 1. Establish Strong Company Management Systems

Conflict Minerals Policy

The Company has adopted a Conflict Minerals Policy related to responsible sourcing of Conflict Minerals. The Company believes that its commitment to integrity and citizenship extends to its worldwide supply base. As part of the Company’s Code of Business Conduct and Ethics, the Company is committed to sourcing its products responsibly, and it expects its direct suppliers to source minerals from responsible SoRs that have been verified as “conflict-free” by a Third Party Audit body. The Company communicates its supplier expectations, policy and due diligence efforts to its suppliers, employees and other relevant stakeholders. The Company bases its supply chain due diligence efforts on the work of independent Third Party Audit bodies, such as the RMI’s RMAP audit program, to improve the traceability of minerals and to ensure responsible sourcing. As mentioned in our Policy, while working with the Surveyed Suppliers, and when the Company deems it necessary, we may ask relevant direct suppliers to provide reasonable proof of the due diligence performed in order to support the country of origin certification or likely country of origin certification and any other information regarding the reported SoRs.

The Company’s Conflict Minerals Policy is publicly available in the “Governance” section of the Investor Relations page of the Company’s website at: http://ir.dspg.com/governance/highlights. The Company endeavors to regularly communicate the substance and relevant amendments to the Conflict Minerals Policy to relevant direct suppliers, including the Surveyed Suppliers, employees and other stakeholders.

Internal Team

The Company has put management systems in place to support the supply chain due diligence related to the necessary 3TG to implement its responsible sourcing practices, as well as to assist in the completion of the RCOI inquiry, as required under the Rule. The Company’s management systems include an executive steering committee sponsored by a senior responsible executive and a team of subject matter experts from functions such as supplier management, engineering, finance and legal. The team of subject matter experts is responsible for implementing the Company’s Conflict Minerals compliance strategy and is led by the Corporate Vice President of Operations.

Control Systems

Controls include the Company-wide Code of Business Conduct and Ethics that outlines expected behaviors from all of the Company’s stakeholders across a number of subject areas, including regarding how the Company manages its relationships and expectations of direct suppliers, as well as its commitment to responsible sourcing.

In addition, the Company has adopted the RMI's reporting template, i.e. the CMRT, which compares the list of SoRs against the status assigned by Third Party Audit bodies such as the RMI, as well as the utilization of a systematic risk management tool to catalogue, track and flag Surveyed Suppliers’ responses to the supply chain survey.

Maintain Records

The Company has adopted a process to maintain relevant business records pertaining to the necessary 3TG due diligence process, including retention of records of the Company’s due diligence processes, findings and resulting decisions for a period of at least five years.

Supplier Engagement

The Company’s supplier engagement team conducts meetings to discuss best practices with its Surveyed Suppliers. The Company also requires its Surveyed Suppliers to provide it with the necessary 3TG information in a timely manner. The Company holds annual meetings with suppliers, during which it reviews their Conflict Minerals materials, including their policies and CMRT declarations, and endeavors to educate them on best practices for conducting a supply chain inquiry, thereby helping to facilitate capacity building and partnerships with these suppliers.

In addition, the Company annually distributes supplier communication letters that explain the Company’s expectations of its suppliers regarding provision of information on responsible sourcing and chain of custody of the necessary Conflict Minerals, including definitions and links to relevant materials in order to support suppliers in their due diligence efforts.

Grievance Mechanism

The Company has processes in place to listen to and act on concerns expressed by employees, suppliers and other stakeholders regarding possible improper or unethical business practices or violations of the Company’s stated policies. The Company’s Conflict Minerals Policy includes a grievance and reporting mechanism to enable concerns and violations of the stated policy to be reported to the Chairman of Company’s Board of Directors or the Company’s Chief Financial Officer.

Step 2. Identify and Assess Risks in the Supply Chain

The Company identified nine Surveyed Suppliers whose products contain necessary 3TG.

The Company conducted a supply chain survey using the RMI’s CMRT (version 6.01 or higher). The Company reviewed all of the Surveyed Suppliers’ responses and compared them against common criteria such as completeness, accuracy and consistency to determine whether further engagement was necessary. Some responses included incomplete responses as well as inconsistencies and inaccuracies within the data reported by those Surveyed Suppliers. In such cases, the Company worked directly with the Surveyed Suppliers in an effort to secure revised responses or a corrective action plan and a timeframe for implementation. The Company performed a comparison of the SoRs identified in the supply chain survey against the list of facilities that received a "conflict-free" designation from the RMI’s RMAP. Through this process, the Company identified, to the best of its efforts, the SoRs in its supply chain and the country of origin, or likely country of origin, information for the SoRs identified by its Surveyed Suppliers in the supply chain survey.

Part of the Company’s findings were that all of the Surveyed Suppliers have adopted a conflict minerals policy and have implemented due diligence measures for conflict-free sourcing.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

Due diligence within the Company is an on-going process and the Company continuously works to improve its due diligence processes with respect to 3TG and minerals originating, or likely originating, in conflict-affected areas. Below is a non-exhaustive list of implementation steps:

•

The Company maintains a risk management plan to respond to identified risks. As part of the plan, and in order to ensure responsible sourcing throughout its supply chain, we require our suppliers to identify all SoRs in their supply chain by name, provide RMI-approved company identification numbers for the SoRs, and to provide a CMRT containing their responses.

•

The Company engages in regular and ongoing risk assessment activities, largely relying on direct suppliers’ annual data submissions, as well as, where appropriate, targeted follow-up activities, such as (i) contacting direct suppliers whose responses were identified as incomplete, inconsistent or inaccurate, (ii) escalating non-responsive direct suppliers to higher level executives within the Company, (iii) comparing SoRs identified by the supply chain survey against the list of facilities that have received a “conflict-free” designation as per the RMI's RMAP list of conformant and active SoRs, and (iv) should a SoR not receive a “conflict-free” designation as per the RMI, the Company would request that the relevant supplier provide a risk mitigation plan.

•	Should the Company find uncertified SoRs in its suppliers’ responses, it will follow up with the supplier and ask for further clarifications or corrective action plans.

•	The Company has established procedures for employees, stockholders, direct suppliers, and customers to communicate concerns about the Company’s responsible sourcing policies.

•	The CM Steering Committee held periodic meetings to review progress and assess the risks identified.

•	Senior management is briefed on the Company’s supply due diligence efforts. Senior management includes, among others: CEO, CFO and Corporate VP of Operations.

Starting in 2018, the Company also began surveying relevant suppliers that provide us with other minerals from conflict-affected and high-risk regions, such as cobalt. As of the publication of this report, we are still working to improve our responsible cobalt sourcing efforts by collecting from our relevant suppliers the voluntary Cobalt Reporting Template (“CRT”) that reports on likely Cobalt SoRs and their status of validation with the RMI and other Third Party Audit bodies.

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

The Company does not directly manufacture any products and is a downstream consumer of the necessary 3TG. The Company does not directly purchase 3TG from SoRs or mineral mines and is many steps removed from SoRs that provide the necessary 3TG. The Company’s due diligence efforts rely on information from independent Third Party Audit bodies and cross-industry initiatives such as those led by the RMI, including the RMAP audit program, and the LBMA to perform validation checks of its SoRs list in terms of their “conflict-free” designation.

Step 5. Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report constitutes the Company’s annual report on its Conflicts Minerals due diligence, and is made publicly available in the governance section of the Investor Relations page of the Company’s website at: http://ir.dspg.com/governance/highlights. The report is also filed with the U.S. Securities and Exchange Commission, as per the stipulations of the Rule.

Results of Assessment

The Company surveyed all of its direct suppliers that provide products or product components that are necessary to the production or functionality of our Subject Products, (i.e. the Surveyed Suppliers). The survey response rate among the nine Surveyed Suppliers was 100%.

Based on information from the Surveyed Suppliers pursuant to the due diligence inquiry, below are the countries of origin or likely countries of origin of the necessary 3TG used in the Subject Products in 2020:

GOLD	TANTALUM	TIN	TUNGSTEN
ANDORRA	BRAZIL	BELGIUM	AUSTRIA
AUSTRALIA	CHINA	BOLIVIA (PLURINATIONAL STATE OF)	BRAZIL
AUSTRIA	ESTONIA	BRAZIL	CHINA
BELGIUM	GERMANY	CHINA	GERMANY
BRAZIL	INDIA	INDONESIA	JAPAN
CANADA	JAPAN	JAPAN	KOREA, REPUBLIC OF
CHILE	KAZAKHSTAN	MALAYSIA	PHILIPPINES
CHINA	MEXICO	PERU	RUSSIAN FEDERATION
CZECHIA	NORTH MACEDONIA, REPUBLIC OF	PHILIPPINES	TAIWAN, PROVINCE OF CHINA
FRANCE	RUSSIAN FEDERATION	POLAND	UNITED STATES OF AMERICA
GERMANY	THAILAND	RWANDA	VIET NAM
INDIA	UNITED STATES OF AMERICA	SPAIN
INDONESIA		TAIWAN, PROVINCE OF CHINA
ITALY		THAILAND
JAPAN		UNITED STATES OF AMERICA
KAZAKHSTAN		VIET NAM
KOREA, REPUBLIC OF
KYRGYZSTAN
MEXICO
NETHERLANDS
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SINGAPORE
SOUTH AFRICA
SPAIN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
THAILAND
TURKEY
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN

In addition, the list of SoRs identified by the Surveyed Suppliers as part of the Company’s due diligence process can be found in the attached Annex I.

The Company does not gather information from the Surveyed Suppliers on a continuous, real-time basis. Therefore, the Company can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals used in the Subject Products in 2020, since the information comes from its direct suppliers who in turn collect it from their suppliers, and independent Third Party Audit programs.

Further Risk Mitigation Efforts

The Company will continue to communicate its expectations on responsible minerals sourcing and information on relevant requirements to its direct suppliers. The Company will also continue to monitor changes in circumstances that may impact future determinations regarding the sourcing of 3TG from DRC and the Covered Countries, as per the specifications of the Rule, in its supply chain. The Company will continue to make inquiries with its direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. The Company expects its direct suppliers to adopt similar measures with their suppliers to ensure alignment throughout the supply chain on responsible sourcing practices.

Subject to the Rule, the Company intends or considers taking the following steps to improve its due diligence efforts:

•	Continue to require direct suppliers to provide the Company with the necessary 3TG information.

•

In the event that any of the Company’s direct suppliers are found to provide the Company with Subject Products containing 3TG from sources that are not in compliance with independent Third Party Audit programs, the Company will continue to follow up with them asking for further clarification or corrective action plans.

•

Continue to implement the Company's Conflict Minerals Policy, and related policies, such as the Code of Conduct and the Labor & Human Rights Policy, to the best of the Company’s abilities, namely through communicating the Company’s relevant expectations in a clear and consistent manner to relevant suppliers and other stakeholders.

•

Continue to implement policies and management systems to support compliance with the Rule, to ascertain, to a degree reasonable, that none of the 3TG minerals purchased by the Company fund or benefit, directly or indirectly, the on-going conflict in the DRC and the Covered Countries.

The Company has provided relevant information as of the date of this report. Subsequent events, such as the inability or unwillingness of any direct suppliers or SoRs to comply with the Company’s policy and inquiries, may affect the Company’s future determinations under the Rule.

Caution Concerning Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning the additional steps that the Company intends to take to mitigate the risk that the 3TG used in the Subject Products finance or benefit on-going conflict in the DRC and the Covered Countries. Words such as “intends,” “expects,” “plans,” “believes,” “estimates,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Other examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including, without limitation, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis, if at all, (2) the accuracy and reliability of the information the Company receives, and (3) political, legal and regulatory developments in DRC and the Covered Countries. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Annex I

The following smelters or refiners were reported by our direct suppliers as being in their 3TG supply chains for the products or product components supplied to us in 2020:

Metal	Smelter or Refiner Name	Smelter or Refiner Country
Gold	8853 S.p.A.	ITALY
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Smelter not listed	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Dowa	JAPAN

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tin	Smelter not listed	CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Smelter not listed	CHINA
Tungsten	Smelter not listed	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA